EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Amendment No. 1 to quarterly report on Form 10-Q/A of Genius Products, Inc. (the “Registrant”) for the quarterly period ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Edward J. Byrnes, Chief Financial Officer of the Registrant, do hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the  periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: March 25, 2009	By:	/s/ Edward J. Byrnes
Edward J. Byrnes Chief Financial Officer (Principal Financial Officer)